DREYFUS LIFETIME PORTFOLIOS, INC.

                        ASSISTANT SECRETARY'S CERTIFICATE

      I, Stephanie D. Pierce, Vice President and Assistant Secretary of Dreyfus LifeTime Portfolios, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board members by Unanimous Written Consent dated June 1, 1999.

      RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

      President and Treasurer                   Marie E. Connolly
      Vice President and Secretary              Margaret W. Chambers
      Vice President and Assistant Treasurer    John P. Covino
      Vice President and Assistant Treasurer    Mary A. Nelson
      Vice President and Assistant Treasurer    George A. Rio
      Vice President and Assistant Treasurer    Joseph F. Tower, III
      Vice President, Assistant Treasurer and   Frederick C. Dey

            Assistant Secretary

      Vice President, Assistant Treasurer and   Stephanie Pierce
            Assistant Secretary

      Vice President and Assistant Secretary    Douglas C. Conroy
      Vice President and Assistant Secretary    Christopher J. Kelley
      Vice President and Assistant Secretary    Kathleen K. Morrisey
      Vice President and Assistant Secretary    Elba Vasquez
      Vice President and Assistant Secretary    Karen Jacoppo-Wood

      ; and be it further

     RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, nd Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, and each of them, shall have the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

                                             Stephanie D. Pierce
                                             Vice President, Assistant Secretary
                                             and Assistant Treasurer